Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-257676; No. 333-263514; No. 333-273934) and Form S-8 (No. 333-259271; No. 333-263154; No. 333-268301; No. 333-270630; No. 333-273350; No. 333-277533) of Quantum-Si Incorporated of our report dated March 3, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 3, 2025